Exhibit 8 under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K











                               CUSTODIAN CONTRACT
                                    BETWEEN
                                   FTI FUNDS
                                      AND
                     FIDUCIARY TRUST COMPANY INTERNATIONAL



TABLE OF CONTENTS
                                                             Page
1.   Employment of Custodian and Property to be Held by It......1
2.   Duties of the Custodian With Respect to Property of the Funds Held by the
     Custodian..................................................2
     2.1  Holding Securities....................................2
     2.2  Delivery of Securities................................2
     2.3  Registration of Securities............................5
     2.4  Bank Accounts.........................................6
     2.5  Payments for Shares...................................7
     2.6  Availability of Federal Funds.........................7
     2.7  Collection of Income..................................7
     2.8  Payment of Fund Moneys................................8
     2.9  Liability for Payment in Advance of Receipt of Securities Purchased.
       9
     2.10 Payments for Repurchases or Redemptions of Shares of a Fund 9
     2.11 Appointment of Agents................................10
     2.12 Deposit of Fund Assets in Securities System..........10
     2.13 Segregated Account...................................12
     2.14 Joint Repurchase Agreements..........................13
     2.15 Ownership Certificates for Tax Purposes..............13
     2.16 Proxies..............................................13
     2.17 Communications Relating to Fund Portfolio Securities.13
     2.18 Proper Instructions..................................14
     2.19 Actions Permitted Without Express Authority..........14
     2.20 Evidence of Authority................................15
     2.21 Notice to Trust by Custodian Regarding Cash Movement.15
3.   Duties of Custodian With Respect to the Books of Account and



     Calculation of Net Asset Value and Net Income.............15
4.   Records ..................................................16
5.   Opinion of Funds' Independent Public Accountants/Auditors.16
6.   Reports to Trust by Independent Public Accountants/Auditors17
7.   Compensation of Custodian.................................17
8.   Responsibility of Custodian...............................17
9.   Effective Period, Termination and Amendment...............19
10.  Successor Custodian.......................................20
11.  Interpretive and Additional Provisions....................21
12.  Massachusetts Law to Apply................................22
13.  Notices ..................................................22
14.  Counterparts..............................................22
15.  Limitations of Liability..................................22



CUSTODIAN CONTRACT

This Contract between those INVESTMENT COMPANIES listed on Exhibit 1, as it may be amended from time to time, (the "Trust"), which may be Massachusetts business trusts or Maryland corporations or have such other form of organization as may be indicated, on behalf of the portfolios (hereinafter collectively called the "Funds" and individually referred to as a "Fund") of the Trust, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, and FIDUCIARY TRUST COMPANY INTERNATIONAL, a New York bank and trust company, having its principal place of business at Two World Trade Center, New York, New York 10048-0772, hereinafter called the "Custodian."

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1.   Employment of Custodian and Property to be Held by It; Eligible
Subcustodians
     1.1Establishment of Account. The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust.
        Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares ("Shares") of beneficial interest/capital stock of the Funds as may be issued or sold from time to time. The



        Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.
     1.2Eligible Subcustodians.  Upon receipt of "Proper Instructions"
        (within the meaning of Section 2.18), the Custodian may hold Fund assets in accounts established by the Custodian with (a) a securities system, (b) a branch of a qualified U.S. bank (including the Custodian), an eligible foreign custodian or an eligible foreign securities depository or (c) a subcustodian of an eligible foreign custodian, that itself is an eligible foreign custodian or an eligible foreign securities depository with which that subcustodian has entered into an agreement for the custody of Fund assets. For purposes of this Contract, "qualified U.S. bank," "eligible foreign custodian," and "eligible foreign securities depository" shall have the meanings provided in Rule 17f-5 under the Investment Company Act of 1940 as interpreted by the staff of the Securities and Exchange Commission (the "1940 Act") and a "securities system" shall mean a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies.
        Hereinafter the term "subcustodian" will refer to (a) any securities system, (b) any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Custodian has entered into an agreement of the type contemplated hereunder regarding securities and/or cash held in or to be acquired for the Funds and (c) any subcustodian of an eligible foreign custodian with which the eligible foreign custodian has entered into an agreement like that between the Custodian and such eligible foreign custodian or an eligible foreign securities depository in which the subcustodians participate. The Custodian shall have no more or less responsibility or liability to the Trust or any of the Funds on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian.
2. Duties of the Custodian With Respect to Property of the Funds Held by the Custodian
     2.1Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained in a securities system or an eligible foreign securities depository, or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any subcustodian, the Custodian may rely upon certificates from such subcustodian as to the holdings of such subcustodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.



     2.2Delivery of Securities. The Custodian shall release and deliver securities owned by a Fund held by the Custodian or a subcustodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
        (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;
        (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;
        (3) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;
        (4) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
        (5) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any subcustodian appointed pursuant to Section 1.2; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;
        (6) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, (a) for examination in accordance with "street delivery custom"; or (b) in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract;
        (7) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
        (8) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
        (9) For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with
            Section 2.12 hereof;
        (10) For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;
        (11) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;
        (12) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures
            Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transaction for a Fund;
        (13) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and
        (14) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.
     2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) may be registered in the name of the Custodian's nominee or in the name or nominee name of any subcustodian. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form.
     2.4 Bank Accounts. The Custodian shall maintain such bank accounts as the Trust may specify in writing from time to time, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of a Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section 2.14 of this Contract or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as shall be approved by vote of a majority of the Board of Trustees/Directors ("Board") of the Trust in accordance with the 1940 Act. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity.
     2.5Payments for Shares. The Custodian shall make such arrangements with the Transfer Agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payments as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.
     2.6Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' accounts.
     2.7Collection of Income.
        (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the



            Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section 2.2 (9) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.
        (2) The Custodian shall promptly notify the Trust whenever income due on securities is not collected in due course and will provide the Trust with monthly reports of the status of past due income unless the parties otherwise agree.
     2.8Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:
        (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian or any subcustodian, registered in accordance with Section 2.3 hereof or in proper form for transfer, (b) in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, or (c) in the case of repurchase agreements entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;
        (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;
        (3) For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;
        (4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;
        (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;
        (6) For payment of the amount of dividends received in respect of securities sold short;
        (7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.
     2.9Liability for Payment in Advance of Receipt of Securities Purchased.
        In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance (which may be standing instructions for certain jurisdictions or markets), the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.
        Notwithstanding the preceding paragraph, settlement and payment for securities received or delivered for the account of a Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.
     2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust/Articles of Incorporation and any applicable votes of the Board of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.
     2.11 Appointment of Subcustodians. The Custodian may at any time or times in accordance with Section 1.2 appoint (and may at any time remove) any subcustodian as specified in Section 1.2; provided, however, that the appointment of any subcustodian shall not relieve the Custodian of its responsibilities or liabilities hereunder.
     2.12 Use of Subcustodian. With respect to securities and other assets of any Fund which are maintained by the Custodian in the custody of a subcustodian:
          (1) The Custodian will identify on its books as belonging to the Fund any Fund assets held by such subcustodian.
          (2) In the event that a subcustodian permits any of the Fund assets placed in its care to be held in an eligible foreign securities depository such subcustodian will be required by its agreement with the Custodian to identify on its books such Fund assets as being held for the account of the Custodian for its customers.
          (3) Any Fund assets in the custody account held by a subcustodian will be subject only to the instructions of the Custodian or its agents, and any Fund assets held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.
          (4) The Custodian will only deposit Fund assets other than cash in an account with a subcustodian which includes exclusively assets held by the Custodian for its customers, and the Custodian will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Custodian.
          (5) Any agreement the Custodian shall enter into with a subcustdian with respect to Fund assets shall require that (i) Fund assets are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian or its creditors except for their safe custody or administration and
               (ii) beneficial ownership of such Fund assets is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Fund assets pursuant to such agreement or from any arrangement made by the Trust with any such subcustodian.
          (6) The Custodian shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Custodian maintains the physical possession of any Fund assets an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund. Upon request, the Custodian shall use its best efforts to obtain and furnish the Fund with reports of each subcutodian's external auditors relating to the subcustodian's system of internal accounting controls applicable to the subcustodian's duties with respect to Fund assets.
          (7) The Custodian hereby warrants to the Trust that in the Custodian's opinion, after due inquiry, the established procedures to be followed by each subcustodian holding Fund assets outside of the United States pursuant to this Contract afford protection for such Fund assets at least equal to the afforded by the Custodian's established procedures with respect to similar securities held by the Custodian (and its securities depositories) in New York.
     2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund,
        (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.
     2.14 Joint Repurchase Agreements. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transactions in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, "affiliated funds" shall include all investment companies and their portfolios for which subsidiaries or affiliates of the Custodian or Federated Investors serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.
     2.15 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.
     2.16 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.
     2.17 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custoidan is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required.
        The Custodian is not the guarantor of the accuracy or completeness of information received from issuers of securities being held for the Fund and the Custodian is not liable to the Fund for potential errors in valuing a Fund's assets or calculating net asset value per share of such Fund when the calculations are based upon such information.
     2.18 Proper Instructions. Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized ("Authorized Persons"). Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Custodian reasonably believes them to have been given by an Authorized Person with respect to the transaction involved, and (b) the Trust promptly causes such oral instructions to be confirmed in writing. However, the failure of the Custodian to obtain written confirmation of oral instructions reasonably believed in good faith to be genuine shall not affect the right of the Custodian to rely on such oral instructions. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Trust accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.
     2.19 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Trust:
        (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;
        (2) surrender securities in temporary form for securities in definitive form;
        (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and
        (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.
     2.20 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by an Authorized Person on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Board pursuant to the Declaration of Trust/Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.
     2.21 Notice to Trust by Custodian Regarding Cash Movement. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.
     2.22 Contractual Settlement. With respect to any transaction involving securities held in or to be acquired for the account of a Fund, the Custodian shall cause the Fund's account to be credited on the contractual settlement date with the proceeds of any sale or exchange of securities from the account and to be debited on the contractual settlement date for the cost of securities purchased or acquired for the account. The Custodian may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Custodian, in its discretion, after the contractual settlement date, except, that if any securities delivered pursuant to this Section
        2.22 are returned by the recipient thereof, the Custodian may cause any such credits and debits to be reversed at any time.
3.   Duties of Custodian With Respect to the Books of Account.
     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of the Trust to keep the books of account of each Fund.
4.   Records.
     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. In the event of termination of this Contract, the Custodian will deliver all such records to the Trust, to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.
5.   Opinion of Funds' Independent Public Accountants/Auditors.
     The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from each Fund's independent public accountants/auditors with respect to its activities hereunder in connection with the preparation of the Fund's registration statement, periodic reports, or any other reports to the SEC and with respect to any other requirements of such Commission.
6.   Reports to Trust by Independent Public Accountants/Auditors.
     The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants/auditors for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Fund under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.
7.   Compensation of Custodian.
     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.
8.   Responsibility of Custodian.



     The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Proper Instructions which are not contrary to the provisions of this Contract. The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Contract; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Contract. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 14 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in accordance with the above standards.
     In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.
     Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.
     If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.
     Subject to the limitations set forth in Section 15 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own failure to act in accordance with the standard of reasonable care or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian, in an amount not to exceed 10 percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund's investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.
9.   Effective Period, Termination and Amendment.
     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties.



     This Contract may be terminated by any party by 60 days' written notice to the other, sent by registered mail, provided that any termination by the Trust shall be authorized by a resolution of its Board of Directors, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Custodian shall deliver Fund assets. If notice of termination is given by the Custodian, the Trust shall, within 60 days following the giving of such notice, deliver to the Custodian a certified copy of a resolution of its Board specifying the names of the persons to whom the Custodian shall deliver such Fund assets, after deducting therefrom any amounts which the Custodian determines to be owed to it under this Contract. If within 60 days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Trust a certified copy of a resolution of Board specifying the names of the persons to whom the Fund assets shall be delivered, the Custodian, at its election, may deliver such Fund assets to a bank or trust company doing business in the state of New York having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000 to be held and disposed of pursuant to the provisions of this Contract, or to Authorized Persons, or may continue to hold such Fund assets until a certified copy of one or more resolutions as aforesaid is delivered to the Custodian. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Contract.
10.  Interpretive and Additional Provisions.
     In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust/Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.
11.New York Law to Apply.
     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the state of New York.
12.  Notices.
     Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Custodian at Two World Trade Center, New York, New York 10048-0772, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.
13.  Counterparts.
     This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
14.  Limitations of Liability.
     The Custodian is expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of those Trusts which are business trusts and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Contract, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.
IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its
seal to be hereunder affixed effective as of the        day of             ,
1995.

ATTEST:                            FTI FUNDS
                                   By
Typed Name:                        Typed Name:
Title:                             Title:

ATTEST:                            CUSTODIAN

                                   By
Typed Name:                        Typed Name:
Title:                             Title:



                                  EXHIBIT 1



CONTRACT
DATE             INVESTMENT COMPANY

           /95   FTI Funds